UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 16, 2014 (December 12, 2014)

Bank of the Ozarks, Inc.

(Exact name of registrant as specified in its charter)

Arkansas

(State or other jurisdiction of incorporation)

0-22759	71-0556208
(Commission File Number)	(IRS Employer Identification No.)
17901 Chenal Parkway, Little Rock, Arkansas	72223
(Address of principal executive offices)	(Zip Code)

(501) 978-2265

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

During 2010 and 2011, Bank of the Ozarks, Inc. (the “Company”), through the Company’s wholly-owned bank subsidiary, Bank of the Ozarks (the “Bank”), acquired substantially all of the assets and assumed substantially all of the deposits and certain other liabilities of seven failed financial institutions in Federal Deposit Insurance Corporation (“FDIC”)-assisted acquisitions. In conjunction with each of these acquisitions, the Bank entered into loss share agreements with the FDIC such that the Bank and the FDIC would share in the losses on assets covered under the loss share agreements (“covered assets”). As previously disclosed, the Bank has been in negotiations with the FDIC regarding the early termination of the loss share agreements. Between November 21 and December 12, 2014, the Bank and the FDIC entered into agreements terminating the loss share agreements for all seven of the FDIC-assisted acquisitions. All rights and obligations of the parties under the FDIC loss share agreements, including the clawback provisions, have been eliminated under these termination agreements.

As a result of entering these termination agreements, the Company reclassified its covered loans, which had a balance of $248.8 million as of September 30, 2014, to purchased non-covered loans and reclassified covered foreclosed assets, which had a balance of $27.9 million as of September 30, 2014, to non-covered foreclosed assets. In addition, the Company eliminated its FDIC loss share receivable, which totaled $36.6 million at September 30, 2014, and its FDIC clawback payable, which totaled $26.7 million at September 30, 2014. Such transactions will result in a gain to be recognized during the fourth quarter of 2014. However, the Company expects that such gain will be substantially offset by the costs of prepayment penalties incurred as a result of the Bank’s prepayment of certain Federal Home Loan Bank of Dallas advances with interest rates above current market rates.

The termination of the loss share agreements will have no impact on the yields for the loans that were previously covered under these agreements. All future recoveries, gains, losses and expenses related to covered assets will now be recognized entirely by the Bank since the FDIC will no longer be sharing in such gains or losses. Accordingly, the Company’s future earnings will be positively impacted to the extent the Company recognizes gains on any sales or recoveries in excess of the carrying value of such assets. Similarly, the Company’s future earnings will be negatively impacted to the extent the Company recognizes expenses, losses or charge-offs related to such assets.

Forward Looking Statements

This report contains forward looking statements regarding the Company’s expectations, beliefs, estimates, and outlook for the future, including those regarding the effect of the termination of the loss share agreements and any expected gain, costs or expenses resulting from such termination, that are intended to be covered by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time. Those statements are subject to certain known and unknown risks, uncertainties and other factors that may cause actual results to differ materially from those projected in such forward looking statements, including factors identified in the Company’s reports filed with the Securities and Exchange Commission (“SEC”), including those factors included in the disclosures under the headings “Forward-Looking Information” and “Item 1A. Risk Factors” in the Company’s most recent Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC. Should one or more of the foregoing risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those projected or described in such forward-looking statements. The Company disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF THE OZARKS, INC.

Date: December 16, 2014	By:	/s/ Greg McKinney
	Name:	Greg McKinney
	Title:	Chief Financial Officer and Chief Accounting Officer